UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11611 San Vicente Boulevard, Suite 500 Los Angeles, California	90049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	NYSE

Depositary Shares, each representing a 1/40th interest in a share of 7.75% non-cumulative perpetual preferred stock, Series F	BANC PRF	NYSE

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 25, 2023 (the “Merger Agreement”), by and among Banc of California, Inc., a Maryland corporation (“Banc of California”), Cal Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Banc of California (“Merger Sub”), and PacWest Bancorp, a Delaware corporation (“PacWest”).

Effective as of November 30, 2023 (the “Closing Date”), Banc of California completed its previously announced transaction with PacWest (the “Closing”). Pursuant to the Merger Agreement, on the Closing Date, (a) Merger Sub merged with and into PacWest (the “First-Step Merger”) at the effective time of the First-Step Merger (the “Effective Time”), with PacWest continuing as the surviving entity, (b) immediately following the First-Step Merger, Banc of California caused PacWest to merge with and into Banc of California, with Banc of California continuing as the surviving corporation (the “Second-Step Merger” and together, the “Mergers”), and (c) promptly following the Second-Step Merger, Pacific Western Bank, a California-chartered non-member bank and a wholly-owned subsidiary of PacWest (“PacWest Bank”) became a member of the Federal Reserve System. Effective as of December 1, 2023, Banc of California, National Association, a national banking association and a wholly-owned subsidiary of Banc of California (the “Bank”), merged with and into PacWest Bank (the “Bank Merger”), with PacWest Bank continuing as the surviving bank (the “Surviving Bank”). Following the Bank Merger, the name and brand of the Surviving Bank was changed to “Banc of California”.

Merger Consideration

Pursuant to the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of PacWest (“PacWest Common Stock”) issued and outstanding immediately prior to the Effective Time, subject to certain exceptions, was converted into the right to receive 0.6569 of a share (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Banc of California (“Banc of California Common Stock” and such consideration, the “Merger Consideration”). At the Effective Time, holders of PacWest Common Stock also became entitled to receive cash in lieu of fractional shares of Banc of California Common Stock.  In addition, at the effective time of the Second-Step Merger (the “Second Effective Time”), each share of 7.75% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of PacWest (the “PacWest Preferred Stock”) was converted into the right to receive one share of a newly created series of preferred stock of Banc of California having such powers, preferences and rights, and such qualifications, limitations and restrictions, taken as a whole, that are not materially less favorable to the holders of PacWest Preferred Stock (the “New BANC Preferred Stock”).  In addition, at the Second Effective Time, each outstanding PacWest depositary share representing a 1/40th interest in a share of PacWest Preferred Stock (the “PacWest Depositary Shares”) was converted into a depositary share of Banc of California representing a 1/40th interest in a share of New BANC Preferred Stock (the “New BANC Depositary Shares”).

Treatment of Banc of California Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit award and each stock option granted under the Banc of California 2018 Omnibus Stock Incentive Plan and the Banc of California 2013 Omnibus Stock Incentive Plan (the “Banc of California Stock Plans”) that was outstanding immediately prior to the Effective Time was deemed replaced under the applicable Banc of California Stock Plan and remains outstanding subject to the same terms and conditions applicable to such awards immediately prior to the Effective Time, including with respect to vesting conditions; provided that any restricted stock unit award granted under a Banc of California Stock Plan to a non-employee member of the board of directors of Banc of California (the “Banc of California Board”) vested and will settle within five business days after the Closing.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding performance-based restricted stock unit award of Banc of California vested and will settle within five business days after the Closing, with performance deemed achieved at the target level of performance (except for awards with stock-price targets that were cancelled at the Closing pursuant to action of the Banc of California Board and consent of the applicable holder).

Treatment of PacWest Equity Awards

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock award granted under the Amended and Restated PacWest Bancorp 2017 Stock Incentive Plan (the “PacWest Stock Plan”) was converted into a restricted stock award of Banc of California based on the right to receive the Merger Consideration with respect to each share of PacWest Common Stock underlying such awards, subject to the same terms and conditions applicable to such awards immediately prior to the Effective Time, including with respect to vesting conditions; provided, that such awards granted to non-employee members of the board of directors of PacWest who are continuing as directors on the Banc of California Board vested at the Effective Time.

Pursuant to the Merger Agreement, the actual performance level of each outstanding performance-based restricted stock unit award granted under the PacWest Stock Plan (a “PacWest PRSU Award”) was to be measured at the latest practicable date prior to the Effective Time, and based on such performance determination, at the Effective Time, each PacWest PRSU Award would be converted into a time-based restricted stock unit award of Banc of California (a “BANC RSU Award”). Actual performance for such PacWest PRSU Awards was determined to be below threshold levels at the latest practicable date prior to the Effective Time. Therefore, at the Effective Time, the PacWest PRSU Awards were automatically cancelled without consideration and were not converted into BANC RSU Awards.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The total number of shares of Banc of California Common Stock issuable as Merger Consideration (including with respect to the converted PacWest restricted stock awards as described above) is approximately 78.8 million shares of Banc of California Common Stock. The issuances of shares of Banc of California Common Stock, New BANC Preferred Stock and New BANC Depositary Shares in connection with the Mergers were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-274245) filed by Banc of California with the Securities and Exchange Commission (the “SEC”) on August 28, 2023, as amended on September 29, 2023, October 16, 2023 and October 19, 2023 and declared effective by the SEC on October 20, 2023 (the “S-4 Registration Statement”).

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 of this Current Report on Form 8-K under the heading “Registration Rights Agreement” is incorporated by reference into this Item 1.01.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, in connection with the Closing, Banc of California assumed PacWest’s obligations with respect to an aggregate principal amount of $539,040,000 of subordinated notes, which were issued or previously assumed through mergers by PacWest as issuer or guarantor, comprising of (a) $10,310,000 in aggregate principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033, (b) $10,310,000 in aggregate principal amount of Floating Rate Junior Subordinated Notes due 2033, (c) $5,155,000 in aggregate principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2033, (d) $61,856,000 in aggregate principal amount of Floating Rate Junior Subordinated Notes due 2034, (e) $20,619,000 in aggregate principal amount of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035, (f) $10,310,000 in aggregate principal amount of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2035, (g) $82,475,000 in aggregate principal amount of Junior Subordinated Notes due 2035, (h) $128,866,000 in aggregate principal amount of Junior Subordinated Notes due 2036, (i) $51,545,000 in aggregate principal amount of Junior Subordinated Notes due 2036, (j) $51,550,000 in aggregate principal amount of Junior Subordinated Notes due 2036, (k) $27,252,000 in aggregate principal amount of Junior Subordinated Notes due 2036 (denomination is in Euros with a principal amount of €25.8 million), (l) $16,470,000 in aggregate principal amount of Junior Subordinated Notes due 2037, (m) $6,650,000 in aggregate principal amount of Junior Subordinated Notes due 2037, (n) $16,495,000 in aggregate principal amount of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 and (o) $39,177,000 in aggregate principal amount of Junior Subordinated Notes due 2037. As of September 30, 2023, the subordinated notes had a weighted average interest rate of 7.98%. The subordinated notes were issued to trusts that were established by PacWest or entities PacWest acquired, which, in turn, issued trust preferred securities.

The supplemental indentures and assignment and assumption agreements, pursuant to which Banc of California assumed the obligations with respect to the subordinated notes, as well as the original indentures, pursuant to which the subordinated notes were issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. Banc of California agrees to furnish a copy of such documents to the SEC upon request.

Item 3.02.  Unregistered Sale of Equity Securities.

Investment Agreements

On the Closing Date, Banc of California (a) issued and sold to affiliates of funds managed by Warburg Pincus LLC (the “Warburg Investors”) and certain investment vehicles sponsored, managed or advised by Centerbridge Partners, L.P. and its affiliates (the “Centerbridge Investor” and, together with the Warburg Investors, the “Investors”), for $12.30 per share and an aggregate purchase price of $400 million, approximately (i) 21.7 million shares of Banc of California Common Stock and (ii) 10.8 million shares of a new class of Banc of California non-voting, common-equivalent stock (“BANC Non-Voting CE Stock”), and (b) issued to the (i) Warburg Investors warrants to purchase approximately 15.9 million shares of BANC Non-Voting CE Stock and (ii) Centerbridge Investor warrants to purchase approximately 3.0 million shares of Banc of California Common Stock, in each case, with such warrants having an exercise price of $15.375 (a 25% premium to the price paid on Banc of California Common Stock and BANC Non-Voting CE Stock) per share (the “Warrants”). The Warrants carry a term of seven years but are subject to mandatory exercise when the market price of Banc of California Common Stock reaches or exceeds $24.60 (a 100% premium to the price paid by the Warburg Investors and the Centerbridge Investors for the Banc of California Common Stock and BANC Non-Voting CE Stock) for 20 or more trading days during any 30-consecutive trading day period. The Warrants may be settled on a “net share” basis by applying shares otherwise issuable under the Warrants in satisfaction of the exercise price. The issuance and sale were made pursuant to the investment agreements, each dated as of July 25, 2023, entered into by Banc of California with the Warburg Investors (such agreement, the “Warburg Investment Agreement”) and the Centerbridge Investor (together with the Warburg Investment Agreement, the “Investment Agreements”), respectively.

The estimated total number of shares of Banc of California Common Stock outstanding immediately after the Closing, giving effect to the issuance and sale under the Investment Agreements described above, is approximately 157.5 million shares, which includes approximately (i) 78.8 million shares issued to PACW stockholders, (ii) 15.6 million shares issued to the Warburg Investors and (iii) 6.1 million shares issued to the Centerbridge Investor.

Subject to certain exceptions, the Investors are prohibited from transferring any securities acquired pursuant to the Investment Agreements for 90 days following the Closing Date (the “Lock-Up Period”). Following the Lock-Up Period, until the 180-day anniversary of the Closing Date, subject to certain exceptions, the Warburg Investors are prohibited from transferring 25% of the securities acquired pursuant to the Warburg Investment Agreement. The Warburg Investors are subject to certain additional transfer restrictions following the expiration of such 180-day period.

Banc of California’s offering and sale of shares of Banc of California Common Stock, the BANC Non-Voting CE Stock and Warrants were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Registration Rights Agreement

On the Closing Date, Banc of California entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each Investor, pursuant to which Banc of California agreed to provide customary registration rights to the Investors and their affiliates and certain permitted transferees with respect to the shares of Banc of California Common Stock purchased under the Investment Agreements and the shares of Banc of California Common Stock issued upon the conversion of shares of the BANC Non-Voting CE Stock purchased under the Warburg Investment Agreement or issued upon the exercise of the Warrants. Under the Registration Rights Agreement, the Investors will, following the Lock-Up Period, be entitled to S-3 shelf registration rights (or S-1 demand registration rights, if applicable), rights to request a certain number of underwritten shelf takedowns, as well as piggyback registration rights, in each case, subject to certain limitations as set forth in the Registration Rights Agreement.

The foregoing description of the Investment Agreements, the Registration Rights Agreement, the Warrants and the transactions contemplated thereby are not complete and are qualified in their entirety by reference to the full text of the Investment Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and the Warrants, which are filed as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K, and in each case incorporated by reference herein.

Item 3.03.  Material Modifications to Rights of Security Holders.

In connection with the consummation of the Mergers, Banc of California filed articles supplementary with the Maryland Department of Assessments and Taxation, Business Services Division (the “Maryland Department of State”) for the purpose of amending its Second Articles of Restatement, as amended (the “Banc of California Charter”), to fix the designations, preferences, limitations and relative rights of the New BANC Preferred Stock (the “Preferred Stock Articles Supplementary”). The Preferred Stock Articles Supplementary were filed on November 28, 2023.

Pursuant to the Merger Agreement, at the Second Effective Time, Banc of California issued 513,250 shares of New BANC Preferred Stock. In connection with the issuance of the New BANC Preferred Stock, Banc of  California entered into a Deposit Agreement, dated as of November 30, 2023, with Computershare Inc. and Computershare Trust Company, N.A., jointly acting as depositary, and the holders from time to time of the depositary receipts evidencing the New BANC Depositary Shares (the “Deposit Agreement”). At the Second Effective Time, Banc of California issued 20,530,000 New BANC Depositary Shares to former holders of PacWest Depositary Shares pursuant to the Deposit Agreement.

The description of the New BANC Preferred Stock and the New Banc Depositary Shares under the sections of the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the S-4 Registration Statement entitled “Description of New BANC Preferred Stock” and “Description of the BANC Depositary Shares” are each incorporated herein by reference.

The foregoing summaries and referenced descriptions of the terms of the New BANC Preferred Stock and the New BANC Depositary Shares are qualified in its entirety by reference to the full text of the Preferred Stock Articles Supplementary and the Deposit Agreement, which are filed as Exhibits 3.4 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01. Changes in Registrant’s Certifying Accountant.

The independent registered public accounting firm previously engaged by Banc of California, Ernst & Young LLP (“E&Y”), has resigned because it is no longer independent as a result of the merger with PacWest from having performed certain non-audit services for PacWest during the year ended December 31, 2023. PacWest’s independent registered public accounting firm, KPMG LLP, is expected to be appointed on December 4, 2023 to audit the financial statements of Banc of California for the year ended December 31, 2023, as authorized by the Banc of California Board.

Banc of California did not have any disagreements (as such term is defined in Instruction 4 to Item 304 of Regulation S-K) with E&Y during the two most recent fiscal years or in 2023 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in their reports on Banc of California’s consolidated financial statements for such years. E&Y’s reports on Banc of California’s financial statements for the years ended December 31, 2021 and December 31, 2022 did not contain any adverse opinion, disclaimer of opinion, qualification or modification.

The Company provided E&Y with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that E&Y furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of E&Y’s letter, dated as of December 1, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

As of the date of this report, KPMG LLP is in the process of its standard client evaluation procedures and has not accepted the engagement. The Company has no previous arrangement with KPMG LLP required to be disclosed pursuant to Item 304(a)(2) of Regulation S-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

As previously disclosed on Banc of California’s Current Report on Form 8-K filed on October 27, 2023, at the Effective Time and in accordance with the terms of the Merger Agreement, (i) the following three (3) former directors of PacWest were appointed to serve as directors on the Banc of California Board, effective as of the Effective Time: John M. Eggemeyer, III, Paul R. Burke and Susan E. Lester (the “PacWest Directors”), and (ii) Todd Schell, designated by the Warburg Investors, was appointed to serve as a director of Banc of California, pursuant to the Warburg Investment Agreement (such director, collectively with the PacWest Directors, the “New Directors”). Other than the Merger Agreement and, in the case of Todd Schell, the Warburg Investment Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. The New Directors join the following eight (8) directors of Banc of California who will continue their service as directors of Banc of California: Jared M. Wolff, James A. “Conan” Barker, Mary A. Curran, Shannon F. Eusey, Richard J. Lashley, Joseph J. Rice, Vania E. Schlogel and Andrew Thau. Pursuant to the Merger Agreement, effective as of the Bank Merger effective time, each of the members of the Banc of California Board were appointed to the board of directors of the Surviving Bank (the “Surviving Bank Board”) and Mr. Wolff was appointed as Chairman of the Surviving Bank Board.

In connection with the completion of the transactions contemplated by the Merger Agreement, Bonnie G. Hill, Denis P. Kalscheur, Jonah F. Schnel and Robert D. Sznewajs (the “Retiring Directors”) retired from the Banc of California Board effective as of the Effective Time. Such decisions were not the result, in whole or in part, of any disagreement with Banc of California or its management.

Board Committee Assignments

The New Directors will serve on the following joint committees of the Banc of California Board and the Surviving Bank Board, effective as December 1, 2023: John M. Eggemeyer, III will serve on the Joint Asset/Liability Management (“ALCO”) Committee and the Joint Compensation, Nominating and Corporate Governance (“CNG”) Committee; Paul R. Burke will serve on the Joint ALCO Committee and the Joint CNG Committee; Susan E. Lester will serve on the Joint Risk Committee and the Joint Audit Committee and will serve as Chair of the Joint Audit Committee; and Todd Schell will serve on the Joint ALCO Committee and the Joint Audit Committee.

Biographical Information

Biographical information related to the PacWest Directors can be found in the definitive proxy statement on Schedule 14A filed by PacWest with the SEC on March 23, 2023.

Todd Schell currently serves as Principal at Warburg Pincus LLC on the Financial Services team, focusing on banking and specialty finance. He chairs the firm’s U.S. Fintech effort and serves on the boards of IntraFi, Facet Wealth and PayJoy. Prior to joining Warburg Pincus LLC, Mr. Schell covered financial institutions in the Investment Banking division at Barclays Capital. Mr. Schell received an MBA from Harvard Business School and a BA from Amherst College.

Chairman of the Board

At the Effective Time, pursuant to the terms of the Merger Agreement, John M. Eggemeyer, III was appointed as the Chairman of the Banc of California Board. At the Effective Time, Jared M. Wolff, the Chairman, President and Chief Executive Officer of Banc of California, ceased serving as Chairman of the Banc of California Board. Mr. Wolff will continue to serve as a director and Vice Chairman of the Banc of California Board and has been appointed Chairman of the Surviving Bank Board.

Chief Accounting Officer

Monica Sparks, age 44, was appointed as Executive Vice President and Chief Accounting Officer on and effective as of December 1, 2023. Most recently, Ms. Sparks served as Executive Vice President, Chief Accounting Officer of PacWest and PacWest Bank since 2020 to Closing. Prior to her time at PacWest, Ms. Sparks served as senior vice president, chief accounting officer of American Business Bank from 2018 to 2020. She is a certified public accountant in California and member of the American Institute of Certified Public Accountants.

As of December 1, 2023, Raymond Rindone, Executive Vice President, Chief Accounting Officer and Deputy Chief Financial Officer, will step down from his role as Chief Accounting Officer and continue to serve as the Deputy Chief Financial Officer of Banc of California.

Ms. Sparks has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 404(a) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Amended and Restated Banc of California, Inc. 2018 Omnibus Stock Incentive Plan

At the Effective Time, Banc of California adopted the Amended and Restated Banc of California, Inc. 2018 Omnibus Stock Incentive Plan (the “A&R 2018 Plan”) pursuant to which Banc of California will be able to make grants of equity-based awards to employees, officers, directors and consultants of Banc of California and its subsidiaries, including the Surviving Bank, pursuant to an increased share pool of 6,300,000 common shares plus the number of shares available for new awards under the 2018 Omnibus Stock Incentive Plan. The foregoing description of the A&R 2018 Plan is not purported to be complete and are qualified in its entirety by reference to the full text of the A&R 2018 Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Mergers, Banc of California filed an articles of amendment (the “Articles of Amendment”) with the Maryland Department of State for the purpose of amending the Banc of California Charter. The Articles of Amendment amended Section F of Article 6 of the Banc of California Charter in a manner to exempt the Warburg Investors and their affiliates (but not any other stockholder of  Banc of California) from the application of Section F of Article 6 (other than paragraph 4 thereof, which deals mainly with the quorum requirement for meetings of  Banc of California stockholders) of the Banc of California Charter. The Articles of Amendment became effective on November 30, 2023.

In connection with the consummation of the Mergers, Banc of California filed an articles supplementary with the Maryland Department of State for the purpose fixing the designations, conversion or other rights, voting powers and limitations of the BANC Non-Voting CE Stock (the “NVCE Articles Supplementary”).

Information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing summaries and referenced descriptions of the Articles of Amendment, the NVCE Articles Supplementary and the Preferred Stock Articles Supplementary do not purport to be complete and are qualified in their entirety by reference to the full text of the Banc of California Charter, Articles of Amendment, the NVCE Articles Supplementary and the Preferred Stock Articles Supplementary, copies of which are attached hereto as Exhibits 3.1, 3.2, 3.3 and 3.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.  Other Events.

Balance Sheet Repositioning

In connection with the Mergers and as of the Closing Date, the Bank and PacWest Bank have sold approximately  $1.9 billion in assets as part of the previously-disclosed balance sheet repositioning strategy, comprised of the following assets:

•
$1.5 billion of PacWest Bank’s securities portfolio, which included agency commercial mortgage-backed securities, agency collateralized mortgage obligations (“CMO”), treasury bonds, municipal bonds and corporate bonds; and

•	$447.4 million of the Bank’s securities portfolio, which included agency mortgage-backed securities, CMOs, and bonds.

In addition, the previously-announced forward sale of $1.8 billion book value of the Bank’s single-family residential mortgage portfolio (“SFR Portfolio”) is expected to close on or around December 1, 2023.  Proceeds of the securities sales and SFR Portfolio sale described above, as well as proceeds from additional balance sheet repositioning sales expected to be completed through the end of the first quarter of 2024, are expected to be utilized primarily for the repayment of the Surviving Bank’s wholesale borrowings and higher cost funding.

Press Release

On November 30, 2023, Banc of California issued a press release announcing the completion of the Mergers. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of July 25, 2023, by and among PacWest Bancorp, Banc of California, Inc. and Cal Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of Banc of California, Inc.’s Form 8-K filed with the SEC on July 28, 2023 (File No. 001-35522)).*

3.1
Second Articles of Restatement of Banc of California, Inc., restated as of June 4, 2018 (incorporated by reference to Exhibit 3.2 of Banc of California, Inc.’s Current Report on Form 8-K filed on June 5, 2018).

3.2	Banc of California, Inc. Articles of Amendment, effective as of November 30, 2023.

3.3	Banc of California, Inc. Articles Supplementary designating a new class of non-voting, common-equivalent stock, effective as of November 28, 2023.

3.4	Banc of California, Inc. Articles Supplementary designating a new class of preferred stock, effective as of November 28, 2023.

4.1
Deposit Agreement, dated as of November 30, 2023, among Banc of California, Inc., Computershare Inc. and Computershare Trust Company, N.A., jointly acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares.

4.2	Form of Depositary Receipt (included as part of Exhibit 4.1).

4.3	Warrants, dated as of November 30, 2023, issued by Banc of California, Inc. to affiliates of funds managed by Warburg Pincus LLC.

4.4	Warrant, dated as of November 30, 2023, issued by Banc of California, Inc. to certain investment vehicles sponsored, managed or advised by Centerbridge Partners, L.P. and its affiliates.

10.1
Investment Agreement, dated as of July 25, 2023, by and between Banc of California, Inc. and affiliates of funds managed by Warburg Pincus LLC (incorporated by reference to Exhibit 10.2 of Banc of California, Inc.’s Form 8-K filed with the SEC on July 28, 2023 (File No. 001-35522)).*

10.2
Investment Agreement, dated as of July 25, 2023, by and between Banc of California, Inc. and certain investment vehicles sponsored, managed or advised by Centerbridge Partners, L.P. and its affiliates (incorporated by reference to Exhibit 10.3 of Banc of California, Inc.’s Form 8-K filed with the SEC on July 28, 2023 (File No. 001-35522)).*

10.3
Registration Rights Agreement, dated as of November 30, 2023, by and among Banc of California, Inc., affiliates of funds managed by Warburg Pincus LLC, and certain investment vehicles sponsored, managed or advised by Centerbridge Partners, L.P. and its affiliates.

10.4	Amended and Restated Banc of California, Inc. 2018 Omnibus Stock Incentive Plan.

16.1	Letter from Ernst & Young LLP, dated as of December 1, 2023.

99.1	Press Release, dated as of November 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: December 1, 2023

/s/ Ido Dotan
Ido Dotan
Executive Vice President, General Counsel and Corporate Secretary